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                                                                     Exhibit 8.2

                  FORM OF OPINION OF BAKER & MCKENZIE, TORONTO



                          [BAKER & MCKENZIE LETTERHEAD]

                                November __, 1998




Gold Reserve Corporation
601 West Riverside Avenue
Suite 1940
Spokane, WA  99201

Ladies and Gentlemen:

This opinion is delivered to you in connection with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 27, 1998 (the "Registration Statement"), under the Securities Act of 1933, as amended, by Gold Reserve Corporation, a Montana corporation ("GR-Montana"), and Gold Reserve, Inc., a newly formed Yukon company ("GR-Canada"), in connection with the proposed reorganization pursuant to which GR-Canada will become the parent company of GR-Montana pursuant to the merger of a wholly-owned subsidiary of GR-Canada with and into GR-Montana.

We have examined the Registration Statement and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In addition, we have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that the statements made in the Registration Statement under the caption "Certain Canadian Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of Canadian federal tax law and regulations or legal conclusions with respect thereto, constitute our opinion of the matters described therein in all material respects.

The foregoing opinion is based on current provisions of the Income Tax Act (Canada) RSC 1985, c.1 (5th Supplement), as amended, the Income Tax Regulations promulgated thereunder (including proposed amendments to the Act and the Income Tax Regulations), the provisions of the Canada-U.S. Income Tax Convention, 1980, the published administrative practices of the Department of National Revenue, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to herein.

We consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the use of our name under the caption "Certain Canadian Federal Income Tax Consequences."

                                       Very truly yours,



                                       BAKER & MCKENZIE






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